                                                                    EXHIBIT 12.1

                                KITTY HAWK, INC.

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)

                                                                                  12 MONTHS       FOUR MONTHS
                                                                                    ENDED            ENDED
                                         FISCAL YEAR ENDED AUGUST 31,            DECEMBER 31,     DECEMBER 31,
                                ----------------------------------------------   ------------   ----------------
                                 1992      1993      1994      1995      1996        1996        1995      1996
                                ------    ------    ------    ------    ------   ------------   ------    ------
Earnings
  Income before income
    taxes.....................  $1,388    $6,718    $8,407    $7,559    $6,877      $7,686      $7,851    $8,660
  Add: Fixed charges..........     202       206       430     1,289     1,998       2,201         528       730
                                ------    ------    ------    ------    ------      ------      ------    ------
        Total.................  $1,590    $6,924    $8,837    $8,848    $8,875      $9,886      $8,379    $9,390
                                ======    ======    ======    ======    ======      ======      ======    ======
Fixed charges
  Interest expense............  $  157    $  134    $  343    $1,185    $1,859      $2,062      $  482    $  684
  Add: Interest factor of
    operating lease expense...      45        72        87       104       139         139          46        46
                                ------    ------    ------    ------    ------      ------      ------    ------
        Total.................  $  202    $  206    $  430    $1,289    $1,998      $2,201      $  528    $  730
                                ======    ======    ======    ======    ======      ======      ======    ======
Ratio of earnings to fixed
  charges.....................     7.9x     33.6x     20.6x      6.9x      4.4x        4.5x       15.9x     12.9x
                                ======    ======    ======    ======    ======      ======      ======    ======

                                     NINE MONTHS
                                        ENDED
                                    SEPTEMBER 30,
                                ----------------------
                                 1996           1997
                                -------        -------
Earnings
  Income before income
    taxes.....................  $   520        $11,613
  Add: Fixed charges..........    1,634          2,713
                                -------        -------
        Total.................  $ 2,154        $14,326
                                =======        =======
Fixed charges
  Interest expense............  $ 1,530        $ 1,809
  Add: Interest factor of
    operating lease expense...      104            904
                                -------        -------
        Total.................  $ 1,634        $ 2,713
                                =======        =======
Ratio of earnings to fixed
  charges.....................      1.3x           5.3x
                                =======        =======


                             THE KALITTA COMPANIES

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                ($ IN THOUSANDS)


                                                                                                             NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                                   ---------------------------------------------------    -----------------------
                                                    1992       1993       1994       1995       1996       1996            1997
                                                   -------    -------    -------    -------    -------    -------        --------
Earnings
  Income (loss) before minority interest.........  $ 5,585    $18,001    $33,351    $ 7,578    $ 1,129    $(1,879)       $(28,883)
  Add: Fixed charges.............................    5,688     12,485     14,009     24,788     26,179     19,101          22,120
  Less: Capitalized interest.....................       --         --       (668)    (1,692)      (562)      (533)             --
                                                   -------    -------    -------    -------    -------    -------        --------
        Total....................................  $11,273    $30,486    $46,692    $30,674    $26,743    $16,689        $ (6,763)
                                                   =======    =======    =======    =======    =======    =======        ========
Fixed charges
  Interest expense...............................    4,396      6,781      8,121     15,064     22,012    $16,043        $ 20,089
  Add: Interest factor of operating lease
    expense......................................    1,292      5,704      5,220      8,032      3,605      2,525           2,031
  Add: Capitalized interest......................       --         --        668      1,692        562        533              --
                                                   -------    -------    -------    -------    -------    -------        --------
        Total....................................  $ 5,688    $12,485    $14,009    $24,788    $26,179    $19,101        $ 22,120
                                                   =======    =======    =======    =======    =======    =======        ========
Ratio of earnings to fixed charges...............      2.0x       2.4x       3.3x       1.2x       1.0x        --(1)           --(1)
                                                   =======    =======    =======    =======    =======    =======        ========


---------------


(1) Earnings of The Kalitta Companies were not sufficient to cover fixed charges by approximately $2,412 and $28,883 for the nine months ended September 30, 1996 and 1997, respectively.